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                                                                     EXHIBIT 5.1

                                  April 3, 2001

Anika Therapeutics, Inc.
236 West Cummings Park
Woburn, MA 01801

Ladies and Gentlemen:

         Re:      REGISTRATION STATEMENT ON FORM S-8

         This opinion is delivered in our capacity as counsel to Anika Therapeutics, Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-8 (the "Registration Statement") relating to 485,000 shares of common stock, par value $.01 per share (the "Shares"), which the Company may issue pursuant to the Anika Therapeutics, Inc. 1993 Stock Option Plan, as amended (the "Plan").

         In connection with rendering this opinion, we have examined a copy of the Plan, the Company's Amended and Restated Articles of Organization and By-laws, each as presently in effect, the Registration Statement, and such records, certificates and other documents of the Company as we have deemed necessary or appropriate for the purposes of this opinion. We have also relied upon representations from the Company as to certain factual matters relevant to this opinion.

         We are attorneys admitted to practice in the Commonwealth of Massachusetts. We express no opinion concerning the laws of any jurisdiction other than the laws of the United States of America and the Commonwealth of Massachusetts and also express no opinion with respect to the blue sky or securities laws of any state, including the Commonwealth of Massachusetts.

         Based upon the foregoing, we are of the opinion that upon the issuance and delivery of the Shares against payment therefor in accordance with the terms of the Plan and any agreement thereunder, the Shares will be legally issued, fully paid and non-assessable by the Company under the General Business Corporation Law of Massachusetts.

         The foregoing assumes all requisite steps will be taken to comply with the requirements of the Act, applicable requirements of state laws regulating the offer and sale of securities and applicable requirements of the Nasdaq Stock Market, Inc.

         We hereby consent to being named as counsel to the Company in the Registration Statement and to the inclusion of this opinion as an exhibit to the Registration Statement.

                                      Very truly yours,

                                      /s/ GOODWIN PROCTER LLP
                                      ----------------------------------

                                      GOODWIN PROCTER LLP